  Exhibit 5.1

Love & Health Limited	D +852 3656 6054 E nathan.powell@ogier.com
D +852 3656 6073 E rachel.huang@ogier.com

Reference: NMP/RYH/507130.00001

23 February 2024

Love & Health Limited (Company number: 403787) (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the offering and sale of:

(a)
up to 5,000,000 units (together, the Units), each Unit consisting of one class A ordinary share of the Company with a par value of US$0.0001 each (the Class A Ordinary Shares) and one right to acquire one-tenth of one Class A Ordinary Share (the Rights)

(b)
up to 750,000 Units (the Over-Allotment Units) which several underwriters, for whom EF Hutton LLC is acting as representative (the Representative), will have a right to purchase from the Company to cover over-allotments, if any;

(c)
150,000 Class A Ordinary Shares (or 172,500 Class A Ordinary Shares if the over-allotment option is exercised in full) (the Representative Shares) which the Company has agreed to issue to the Representative or its designees, pursuant to the Registration Statement; and

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

Love & Health Limited

(d)	all Class A Ordinary Shares and the Rights issued as part of the Units and the Over-Allotment Units; and
(e)	all Class A Ordinary Shares that may be issued upon exercise of the Rights included in the Units and the Over-Allotment Units.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined
For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1.  We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions
In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions
On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)
The Company has all requisite power under its Memorandum and Articles of Association (each as defined in Schedule 1) to issue the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents (as defined in Schedule 1)) and the Representative Shares, to execute and deliver the Documents (as defined in Schedule 1) and to perform its obligations, and exercise its rights, under such documents.

Love & Health Limited

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:
(i)
the issuance of the Class A Ordinary Shares (including the issuance of the Class A Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents) and the Representative Shares; and

(ii)	the execution and delivery of the Documents and performance of its obligation, and the exercise of its rights, under such documents.

Shares

(d)
The Class A Ordinary Shares and the Representative Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents), when issued by the Company upon:

(i)
payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents) and in accordance with the Memorandum and Articles of Association;

(ii)	the entry of those Class A Ordinary Shares and Representative Shares as fully paid on the register of members of the Company, and
(iii)	such issuance of Class A Ordinary Shares and Representative Shares have been duly registered in the Company's register of members, will be validly issued, fully paid and non-assessable.

No litigation revealed

(e)
Based solely on our investigation of the Register of Writs and Other Originating Process (Register of Writs), no litigation was pending in the Cayman Islands against the Company, nor had any petition been presented or order made for the winding up of the Company, as of the close of business on the day before our inspection.

4	Matters not covered
We offer no opinion:

(a)
as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

Love & Health Limited

(b)
except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)
as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion
5.1	This opinion is:
(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;
(b)	limited to the matters expressly stated in it; and
(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.
5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.
6	Consent
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Risk Factors” and "Enforceability of Civil Liabilities".  In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

Love & Health Limited

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 3 October 2023 issued by the Registrar.
2	The memorandum of association of the Company filed with the Registrar on 3 October 2023.
3	The articles of association of the Company filed with the Registrar on 3 October 2023.
4	The amended and restated memorandum of association of the Company filed with the Registrar on 11 December 2023 (the Memorandum).
5	The amended and restated articles of association of the Company filed with the Registrar on 11 December 2023 (the Articles of Association).
6	A Certificate of Good Standing dated 1 February 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.
7	The written resolutions of the sole director of the Company passed on 5 January 2024 and 1 February 2024 (together, the Board Resolutions).
8	The written resolutions of the sole shareholder of the Company passed on 5 January 2024 (the Shareholder Resolutions, together with the Board Resolutions, the Resolutions)
9	A certificate dated on the date hereof as to certain matters of fact signed by the sole director of the Company in the form annexed hereto (the Director’s Certificate).
10	The register of members of the Company provided to us on 24 November 2023 (the Register of Members).
11	The register of Directors and officers of the Company provided to us on 19 October 2023 (the Register of Directors, and together with the Register of Members, the Statutory Books).
12	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 23 February 2024 (the Register of Writs).
13	The Registration Statement.
14	A draft of the form of the unit certificate representing the Units and the Over-Allotment Units (the Unit Certificates).
15	A draft specimen certificate for Class A Ordinary Shares (the Share Certificates).
16
A draft of the form of the rights agreement and the rights certificate constituting the Rights (the Rights Documents and, together with the Unit Certificates and the Share Certificates, the Documents).

Love & Health Limited

SCHEDULE 1

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.
2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.
3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.
4	Each of the Good Standing Certificate, the Statutory Books and the Director’s Certificate is accurate and complete as at the date of this opinion.
5
Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

6
None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands.  In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and
(b)
neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

7
There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

8
None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Status, authorisation and execution

9	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.
10
Any individuals who are parties to a Document, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Document, sign such documents and give such information.

11
Each of the Registration Statement and each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

12
In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

13	Each Document has been or will be duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

No Cayman Islands establishment

14	No party to a Document (other than the Company) will enter into that document or administer the transactions contemplated by it through a branch or office in the Cayman Islands.

Share Issuance

15	The Class A Ordinary Shares shall be issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid.
16
The draft second amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Articles of Association prior to the date that any Units, Class A Ordinary Shares, Rights, or Over-Allotment Units are issued by the Company.

Love & Health Limited

SCHEDULE 2

Qualifications

Good Standing

1
Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees.  A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2
In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar.  We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3
We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company.  Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands.  Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder.  In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4
In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:
(a)	any current or pending litigation in the Cayman Islands against the Company; or
(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made).  Furthermore, we have not conducted a search of the summary court.  Claims in the summary court are limited to a maximum of CI $20,000.

Stamp duty

6	Cayman Islands stamp duty will be payable if a Document is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands).

Private Funds

7
A company, unit trust or exempted limited partnership that is a "private fund", as such term is defined in the Private Funds Act, 2020, is prohibited from accepting capital contributions from investors in respect of investments until it is registered with the Cayman Islands Monetary Authority.